Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*
Eli Doron, Adv. & Notary
Ronen Kantor, Adv.
Amit Gross, Adv. & Notary
Giora Gutman, Adv.
Rami Arie, Adv. (CPA)
Rachel (Goren) Cavallero, Adv.
Gil Mor, Adv. & Notary**
Sharon Fishman, Adv. & Notary
Efrat Hamami, Adv.
Tamir Kalderon, Adv.
Asaf Gershgoren, Adv. & economist
Efi Ohana, Adv. & economist
Asaf Hofman, Adv. & economist
Moti Philip, Adv.
Shai Glikman, Adv.
Rotem Nissim, Adv.
Hadas Garoosi, Adv.
Shmulik Cohen, Adv.
Izhak Lax, Adv.
Amit Moshe Cohen, Adv.
Shimon Gros, Adv. & Notary
Shahar Noah, Adv. (Tax advisor)
Igal Rosenberg, Adv.
Ori Perel, Adv.
Shai Pnini, Adv.
Sandrine Dray, Adv. Mediator & Notary***
Nahi Hamud, Adv.
Yair Messalem, Adv.
Maayan Peled, Adv.
Liav Menachem, Adv. Notary & Mediator
Israel Asraf, Adv. & Notary
Gali Ganoni, Adv.
Odelia Cohen-Schondorf, Adv.
Yana Shapiro Orbach, Adv.
Roy Galis, Adv.
Oren Geni, Adv.
Moran Ovadia, Adv.
Sonny Knaz, Adv.
Bat-El Ovadia, Adv.
Aharon Eitan, Adv.
Rania Elime, Adv.
Haim Pesenzon, Adv.
Shaike Rakovsky, Adv.
Ronit Rabinovich, Adv.
Iris Borcom, Adv.
Omri Alter, Adv.
Shira Ben dov levi, Adv.
Inbal Naim, Adv.
Yonatan Gamarnik, Adv.
Ben Mugraby, Adv.
Shirli Shlezinger, Adv.
Michael Misul , Adv.
Jacob Bayarsky, Adv. & economist
Matan Hemo, Adv.
Tamir Shenhav, Adv.
Adi Ben yair- Yosef, Adv
Moshe Zoaretz, Adv.
Nina Aharonov, Adv.
Rozit kabudi Doron, Adv.
Doron Pesso, Adv.
Adi Barnes-Ovdat, Adv.
Omri Yacov, Adv.
Noy Keren, Adv.
Liat Ingber, Adv.
Lipaz Elimelch-Karni, Adv.
Eli Hirsch, Adv.
Maayan Gadalov,Adv.
Dov Alter, Adv.
Monica kevorkian karawani, Adv.
Shahaf Zuker, Adv.
Alexey Kvaktoun, Adv.
Elinor Yaakobi, Adv.
Dor Elkrif; Adv.
Netanel Rozenberg, Adv.
Gil Friedman, Adv.
Hadar Raz, Adv.
Ilia Parkhomyuk, Adv.
Dana Hofman, Adv.
shirly Lipovetsky, Adv.
Yamit Halperin, Adv.
Moran Alezra, Adv.
Elinor Palma, Adv.
Lidor Amar, Adv.
Tali Kadosh, Adv.
Rami Zoabi, Adv.
Michelle Zohar-Peer, Adv.
Barak Harari, Adv.
Ayala Meidan-Greenshpan, Adv.
Coral Opal, Adv.
Eden Eliad, Adv.

Eli Kulas. Adv. Notary & Mediator – Of Counsel
Eli Chenchinski, Adv. -  Of Counsel
Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator-  Of Counsel
Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel
****
Giora Amir (1928-2020)

* Member of the New York State Bar
** Member of the Law Society in
England & Wales
*** Accredited by the consulate of France
**** Honorary Consul Of The Republic
Of Poland (ret.)

Bnei Brak, September 20, 2024
PainReform Ltd.
65 Yigal Alon St.
Tel Aviv, 6744316
Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM F-3

We have acted as Israeli counsel to PainReform Ltd. (the “Company”), a company organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company’s registration statement on Form F-3 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”) relating to the registration under the United States Securities Act of 1933, as amended, of the offer, issuance and sale, from time to time, of up US $50,000,000 of ordinary shares of no par value each of the Company (the “Ordinary Shares”), including in the form of warrants to purchase Ordinary Shares (the “Warrants”), including in the form of subscription rights to purchase Ordinary Shares (the “Subscription Rights” and together with the Warrants the “Other Securities”) and a combination of such securities, separately or as units, in one or more offerings. The Ordinary Shares underlying the Other Securities are referred herein as the “Other Securities Shares”.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the Prospectus , (iii) the articles of association of the Company, as currently in effect (the “Articles”); (iv) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Registration Statement, and the Prospectus; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration per Ordinary Share in such amount and form as has been determined by the Board, the Ordinary Shares, when issued and sold in an offering as described in the Registration Statement and Prospectus, will be duly authorized, validly issued, fully paid and non-assessable and (ii) the Other Securities Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board, in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We have further assumed that, at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Ordinary Shares is authorized and available for issuance under the Articles.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable “Enforceability of Civil Liabilities” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely,
/s/ Doron, Tikotzky, Kantor, Gutman, Amit Gross & Co
Doron, Tikotzky, Kantor, Gutman, Amit Gross & Co
Advocates & Notaries

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